                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-K/A NO. 1

                             Amending Item Number 7*

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 1996
                                                          --------------

                     EASTBROKERS INTERNATIONAL INCORPORATED
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-26202                   52-1807562
        ----------                   ---------                 ------------
(State or other jurisdiction    (Commission File Number.)      (IRS Employer
      of incorporation)                                     Identification No.)

             15245 Shady Grove Road, Suite 340, Rockville, MD 20850
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 527-1110
                                                          ----------------

                             CZECH INDUSTRIES, INC.
                   (Former name, if changed since last report)







* The 8-K dated August 1, 1996 is being amended to include the opinion of Heritage Capital Corp. concerning the fairness of the acquisition of Eastbrokers Beteiligungs AG to the shareholders of the Company, the revised Report of Independent Public Accountants, the revised financial statements which correspond with the revised Report of Independent Public Accountants and Reports of other auditors as referenced in the Report of Independent Public Accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  The financial statements being filed with this Report are as follows:

          (1) Czech Industries, Inc. Pro Forma Condensed Financial Statements For the Year Ended December 31, 1995 and the Three Months Ended March 31, 1996;
          (2) Eastbrokers Beteiligungs Aktiengesellschaft For the Years Ended December 31, 1994 and 1995 (unaudited) and the Three Months Ended March 31, 1996 (unaudited); and
          (3) WMP Borsenmakler Aktiengesellschaft for the Years Ended December 31, 1994 and 1995 (unaudited) and the Three Months Ended March 31, 1996 (unaudited).

     (b)  Exhibits required by Item 601 of Regulation S-B.

Exhibit No.       Exhibit
------------      -------
     (2)          Stock Purchase Agreement dated as of June 14, 1996 and
                  Exhibits A through J, incorporated by reference to the Registrant's Form 8-K dated August 1, 1996. (a)

    (23)          Consent of Heritage Capital Corp. dated August 4, 1997.

   (99.1)         Opinion of Heritage Capital Corp.

   (99.2)         Reports of other auditors



------------

(a) Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EASTBROKERS INTERNATIONAL INCORPORATED
                                  ------------------------------------------
                                                 (Registrant)


Date       August 4, 1997         By:       /s/  Peter Schmid
     --------------------------      --------------------------------------
                                                 (Signature)
                                                 Peter Schmid
                                   Chairman, President, Chief Executive Officer
                                                 and Director

                                 EXHIBIT INDEX

Exhibit No.      Exhibit                                                 Page
-----------      ---------                                              ------

    (2)          Stock Purchase Agreement dated  as of June 14,
                 1996 and Exhibits A through J, incorporated by reference to the Registrant's Form 8-K dated
                 August 1, 1996.  (a)

   (23)          Consent of Heritage Capital Corp. dated August 4, 1997.   18

  (99.1)         Opinion of Heritage Capital Corp.                         19

  (99.2)         Reports of other auditors                                 21



------------

(a) Previously filed.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)



                        CONSOLIDATED FINANCIAL STATEMENTS




                                 MARCH 31, 1996

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS







                                                                      PAGE
                                                                   ----------


    Report of Independent Public Accountants                           F-2


    Financial Statements


         Consolidated Statements of Financial Condition                F-3

         Consolidated Statements of Operations                         F-4

         Consolidated Statements of Changes in Stockholders' Equity    F-5

         Consolidated Statements of Cash Flows                         F-6

         Notes to Consolidated Financial Statements                    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
    Eastbrokers Beteiligungs Aktiengesellschaft

The consolidated statements of financial condition of Eastbrokers Beteiligungs Aktiengesellschaft, as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended have been prepared from the consolidated financial statements, which are not presented separately herewith, of Eastbrokers Beteiligungs Aktiengesellschaft presented in accordance with generally accepted accounting principles in Austria, as described in Note 1. We have reviewed for compilation only the consolidated financial statements, and, in our opinion, those statements have been properly compiled from the amounts and notes of the underlying financial statements of Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries, on the basis described in Note 1.

The financial statements for Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries, presented in accordance with generally accepted accounting principles in Austria were audited by other auditors as set forth in their reports included elsewhere herewith. We have not been engaged to audit the consolidated financial statements of Eastbrokers Beteiligungs Aktiengesellschaft in accordance with generally accepted auditing standards and to render an opinion as to the fair presentation of such consolidated financial statements in accordance with generally accepted accounting principles in Austria.

The consolidated financial statements of Eastbrokers Beteiligungs Aktiengesellschaft in accordance with generally accepted accounting principles in Austria have been converted to the accompanying consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America, on the basis described in Note 1. We have audited this conversion and, in our opinion, the compiled consolidated financial statements described in the first paragraph of this report have been properly converted to a presentation in accordance with generally accepted accounting principles in the United States of America.

The United States dollar amounts shown in the accompanying consolidated financial statements have been translated solely for convenience. We have audited this translation and, in our opinion, the compiled consolidated financial statements expressed in Austrian Schillings have been translated into dollars on the basis described in Note 1.



                                   /s/ Pannell Kerr Forster PC



July 15, 1996

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                    DECEMBER 31,            MARCH 31,
                                                                          ------------------------------  --------------
                                                                               1994             1995           1996
                                                                          --------------    ------------  --------------
                                                                                                            (UNAUDITED)
    ASSETS
      Cash and cash equivalents                                           $   1,169,542   $     751,329   $   1,559,217
      Cash and securities segregated for regulatory
        purposes or deposited with clearing organizations                         6,168          43,385          46,733
    Securities purchased under agreements to resell                           2,067,267       1,530,020       1,364,842
    Receivables
         Customers                                                            1,429,007      14,893,133      14,694,205
         Broker dealers and other                                               553,471       2,184,644       2,569,065
         Affiliated companies                                                 1,104,235         741,740         811,704
    Securities owned, at value
         Equities and other                                                     328,272       3,168,924       1,261,113
    Furniture and equipment, at cost (net of accumulated
         depreciation and amortization of $235,493,
         $346,242 and $389,522 respectively)                                    356,089         653,971         644,843
    Deferred taxes                                                              168,532         142,000         137,710
    Investments held for resale                                                  19,807       2,668,594       2,668,594
    Investments in affiliated companies                                       2,010,558       5,546,822       5,516,372
    Other assets                                                                 82,498         245,797          94,737
                                                                          --------------  --------------  --------------
              Total Assets                                                $   9,295,446   $  32,570,359   $  31,369,135
                                                                          ==============  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Short-term borrowings
         Lines of credit                                                  $     640,527   $   1,624,961   $   1,814,434
         Affiliated companies                                                   421,173       1,947,845       1,948,371
    Payables
         Customers                                                            3,315,192      17,232,222      14,396,558
         Broker dealers and other                                               527,819       1,223,827       2,487,700
    Accounts payable and accrued expenses                                       348,707         888,376       1,080,027
                                                                          --------------  --------------  --------------
                                                                              5,253,418      22,917,231      21,727,090
    Long-term borrowings                                                           -          2,422,500       2,422,500
                                                                          --------------  --------------  --------------
              Total liabilities                                               5,253,418      25,339,731      24,149,590
                                                                          --------------  --------------  --------------
    Minority interest in consolidated subsidiaries                              613,559         794,615         847,270
                                                                          --------------  --------------  --------------

    Stockholders' equity
         Capital stock                                                        3,018,000       4,803,600       4,803,600
         Paid-in capital                                                              -         178,560         178,560
         Unrestricted retained earnings                                         160,742       1,030,769       1,094,716
         Restricted retained earnings                                            14,934          14,934          14,934
         Cumulative translation adjustment                                      234,793         408,150         280,465
                                                                           -------------  --------------  --------------
              Total stockholders' equity                                      3,428,469       6,436,013       6,372,275
                                                                          --------------  --------------  --------------
              Total Liabilities and Stockholders' Equity                  $   9,295,446   $  32,570,359   $  31,369,135
                                                                          ==============  ==============  ==============

                  See report of Independent Public Accountants.
                 See notes to consolidated financial statements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 YEARS ENDED               THREE MONTHS ENDED
                                                                                 DECEMBER 31,                    MARCH 31,
                                                                        ----------------------------------------------------------
                                                                             1994           1995          1995           1996
                                                                        -------------   ------------  -------------  -------------
                                                                                                               (UNAUDITED)
 Revenues
    Commissions                                                         $    603,384    $ 1,506,946   $    192,650    $   467,383
    Interest and dividends                                                   146,008        629,881         22,758        184,374
    Principal transactions-net
      Trading                                                              1,941,560      2,818,947        385,929        573,874
      Investment                                                              38,693       (105,412)       (17,205)        40,645
    Management fees                                                             -           481,353         48,050          7,056
    Other                                                                    243,662        264,834         21,100         62,046
    Equity in earnings (loss) of unconsolidated affiliates                   311,843        644,904        (15,411)       179,516
                                                                        -------------   ------------  -------------   ------------
           Total revenues                                                  3,285,150      6,241,453        637,871      1,514,894
                                                                        -------------   ------------  -------------   ------------
Costs and expenses
    Compensation and benefits                                                265,790      1,183,471         91,142        241,149
    Interest                                                                 158,927        558,815         33,020        108,289
    Brokerage, clearing, exchange fees, and other                            115,326        954,169         44,979        279,179
    Occupancy and equipment                                                   37,919        386,533          7,625        151,360
    Communications                                                            15,680        109,624          8,500         24,206
    General and administrative                                             1,967,715      1,704,238        513,740        455,410
    Depreciation and amortization                                             53,806        135,882          7,158         17,482
                                                                        -------------   ------------   ------------   ------------
           Total costs and expenses                                        2,615,163      5,032,732        706,164      1,277,075
                                                                        -------------   ------------   ------------   ------------
Income (loss) before provision for income taxes
    and minority interest in earnings of subsidiaries                        669,987      1,208,721        (68,293)       237,819
Provision for income taxes                                                   113,646        253,721         22,472         63,966
Minority interest in earnings of subsidiaries                                 90,845         84,973         32,535        109,906
                                                                        -------------   ------------   ------------   ------------
Net income (loss)                                                       $    465,496    $   870,027    $  (123,300)   $    63,947
                                                                        =============   ============   ============   ============

Weighted capital shares outstanding
    Registered (par value 500,000 ATS)                                             2              2              2              2
                                                                        =============   ============   ============   ============

    Registered (par value 1,000 ATS)                                               1              1              1              1
                                                                        =============   ============   ============   ============

    Bearer (par value 1,000 ATS)                                                 120            120            120            120
                                                                        =============   ============   ============   ============

    Bearer (par value 100 ATS)                                               348,790        528,790        348,790        528,790
                                                                        =============   ============   ============   ============

Earnings (loss) per capital share
    Registered (par value 500,000 ATS)                                  $   6,465.22    $  8,055.81    $ (1,712.50)   $    592.10
                                                                        =============   ============   ============   ============

    Registered (par value 1,000 ATS)                                    $      12.93    $     16.11    $     (3.43)   $      1.18
                                                                        =============   ============   ============   ============

    Bearer (par value 1,000 ATS)                                        $      12.93    $     16.11    $     (3.43)   $      1.18
                                                                        =============   ============   ============   ============

    Bearer (par value 100 ATS)                                          $       1.29    $      1.61    $     (0.34)   $      0.12
                                                                        =============   ============   ============   ============


                  See Report of Independent Public Accountants.
                 See notes to consolidated financial statements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND THE
                  THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)


                                                                        UNRESTRICTED    RESTRICTED    CUMULATIVE
                                             CAPITAL        PAID-IN       RETAINED       RETAINED     TRANSLATION
                                              STOCK         CAPITAL       EARNINGS       EARNINGS     ADJUSTMENT         TOTAL
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1993              $ 1,965,600    $         -    $  (293,016)   $     3,196    $    14,509    $ 1,690,289

Net income                                           -              -        465,496              -              -        465,496

Restriction of retained earnings in
    accordance with regulatory
    requirements                                     -              -        (11,738)        11,738              -              -

Issuance of capital stock                    1,052,400              -              -              -              -      1,052,400

Translation adjustment                               -              -              -              -        220,284        220,284
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1994                3,018,000              -        160,742         14,934        234,793      3,428,469

Net income                                           -              -        870,027              -              -        870,027

Issuance of capital stock                    1,785,600        178,560              -              -              -      1,964,160

Translation adjustment                               -              -              -              -        173,357        173,357
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at December 31, 1995                4,803,600        178,560      1,030,769         14,934        408,150      6,436,013

Net income                                           -              -         63,947              -              -         63,947

Translation adjustment                               -              -              -              -       (127,685)      (127,685)
                                          ------------   ------------   ------------   ------------   ------------   ------------
Balances at March 31, 1996                 $ 4,803,600    $   178,560    $ 1,094,716    $    14,934    $   280,465    $ 6,372,275
                                          ============   ============   ============   ============   ============   ============

                  See Report of Independent Public Accountants.

                 See notes to consolidated financial statements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED                  THREE MONTHS ENDED
                                                                             DECEMBER 31,                      MARCH 31,
                                                                    ----------------------------      ---------------------------
                                                                        1994             1995             1995           1996
                                                                    ------------    ------------      ------------   ------------
                                                                                                              (UNAUDITED)
Cash flows from operating activities
    Net income (loss)                                              $    465,496     $    870,027     $   (123,300)   $     63,947
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization                                      53,806          135,882            7,158          17,482
      Deferred taxes                                                      1,091           26,532          (22,238)          4,290
      Equity in earnings (loss) of unconsolidated affiliates            311,843          644,904          (15,411)        179,516
                                                                   ------------     ------------     ------------    ------------
                                                                        832,236        1,677,345         (153,791)        265,235
      Changes in operating assets and liabilities
      Cash and securities segregated for
        regulatory purposes                                              (6,168)         (37,217)               -               -
      Securities purchased to resell                                 (2,067,267)         537,247          (22,229)        165,178
      Receivables
        Customers                                                     8,384,951      (13,464,126)         842,580         198,928
        Broker dealers and other                                       (398,007)      (1,631,173)        (147,675)       (384,421)
        Affiliated companies                                           (495,210)         362,495         (166,115)        (69,964)
      Securities owned, at value                                      1,055,514       (2,840,652)          45,329       1,907,811
      Other assets                                                      (12,299)        (163,299)           4,199         151,060
      Payables
        Customers                                                   (10,251,656)      13,917,030         (114,516)     (2,835,664)
        Affiliated companies                                            237,940          696,008         (526,938)      1,263,873
      Accounts payable and accrued expenses                             246,369          539,669           96,450         191,651
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) operating activities                  (2,473,597)        (406,673)        (142,706)        853,687
                                                                   ------------     ------------     ------------    ------------

Cash flows from investing activities
    Net proceeds from (payments for)
      Investments in affiliates                                      (1,028,731)      (4,181,168)        (238,921)       (149,066)
      Investments held for resale                                        64,617       (2,648,787)               -               -
      Purchases of furniture and equipment                             (276,863)        (433,764)         (34,652)         (8,354)
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) investing activities                  (1,240,977)      (7,263,719)        (273,573)       (157,420)
                                                                   ------------     ------------     ------------    ------------
Cash flows from financing activities
    Net proceeds from (payments for)
      Short-term financings                                             692,769        2,511,106          (97,634)        189,999
      Other long-term debt                                                    -        2,422,500          281,941               -
      Issuance of capital stock for cash                              1,052,400        1,964,160                -               -
                                                                   ------------     ------------     ------------    ------------
Net cash provided by (used in) financing activities                   1,745,169        6,897,766          184,307         189,999
                                                                   ------------     ------------     ------------    ------------
Foreign currency translation adjustment                                 440,264          354,413          419,592         (78,378)
                                                                   ------------     ------------     ------------    ------------
Increase (decrease) in cash and cash equivalents                     (1,529,141)        (418,213)         187,620         807,888
Cash and cash equivalents at beginning of period                      2,698,683        1,169,542        1,169,542         751,329
                                                                   ------------     ------------     ------------    ------------
Cash and cash equivalents at end of period                         $  1,169,542     $    751,329     $  1,357,162    $  1,559,217
                                                                   ============     ============     ============    ============
Supplemental disclosure of cash flow information
    Cash paid for income taxes                                     $     93,191     $    213,262     $     22,472    $     63,966
                                                                   ============     ============     ============    ============

    Cash paid for interest                                         $    158,927     $    558,815     $     33,020    $    108,289
                                                                   ============     ============     ============    ============

                  See Report of Independent Public Accountants.

                 See notes to consolidated financial statements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include Eastbrokers Beteiligungs Aktiengesellschaft and its subsidiaries ("Eastbrokers" or the "Company"). All significant intercompany balances and transactions have been eliminated. These consolidated financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the consolidated financial position and the results of the operations of the Company.

     The Company's financial statements have been converted to generally accepted accounting principles in the United States ("U.S. GAAP"). The financial statements which were converted were prepared in accordance with the Austrian Commercial Code, which represents generally accepted accounting principles in Austria ("Austrian GAAP"). Generally accepted accounting principles in Austria vary in certain significant respects from generally accepted accounting principles in the United States. The primary significant differences are related to deferred income taxes and the valuation of the securities portfolios.

     Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts which approximate current fair value because of their short-term nature. Estimates of current value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

     Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

     Securities sold under agreements to resell are treated as financing arrangements and are carried at contract amounts reflecting the amounts at which the securities will be subsequently resold as specified in the respective agreements. The Company takes possession of the underlying securities purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value.

     Government and agency securities and certain other debt obligations transactions are recorded on a trade date basis. All other securities transactions are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

     Securities owned are carried at market value. Changes in unrealized appreciation (depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in revenues, principal transactions-net, investment.

     Furniture and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from four to ten years.

     Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes.

     The assets and liabilities of the consolidated financial statements were translated into the U.S. dollar currency from the Austrian Schilling at the exchange rates prevailing at the respective dates of the consolidated statements of financial condition. Revenues and expenses are translated at the average exchange rates during the corresponding periods. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

     Assets and liabilities of the Company's foreign subsidiaries were translated into the Austrian Schilling from the respective foreign currency at the exchange rates prevailing at the respective dates of the statements of financial condition. Revenues and expenses are translated at the average exchange rates during the

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     corresponding periods. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of operations.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     For purposes of the consolidated statement of cash flows, the Company considers all demand deposits held in banks and highly liquid investments with original maturities of ninety days or less other than those held for sale in the ordinary course of business to be cash and cash equivalents.

 2.  RELATED PARTY TRANSACTIONS

     In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for some of its affiliates. The amounts related to such activities are not significant.

 3.  CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

     Cash of $6,168 and $43,385 as of December 31, 1994 and 1995, respectively, have been segregated in special reserve bank accounts for the benefit of customers in accordance with regulations under Austrian law.

 4.  INVESTMENTS HELD FOR RESALE

     The Company is currently holding two investments in the capital stock of unconsolidated affiliated companies for sale, at cost, to certain stockholders of the Company. These investments are being carried at the Company's original cost which approximates the estimated market value of these investments.

 5.  INVESTMENTS IN AFFILIATED COMPANIES

         Investment in WMP Borsenmakler Aktiengesellschaft

     During the years  ended  December  31,  1994,  and 1995,  the  Company  had
     acquired  a  total  of   twenty-two   percent  and   forty-eight   percent,
     respectively, of the outstanding capital stock of WMP Borsenmakler Aktiengesellschaft ("WMP"). The total cost of this acquisition was 36,756,375 Austrian Schillings (approximately $3,600,000). WMP is a stock broker-dealer in Vienna, Austria. WMP is licensed as a Class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception: it cannot accept customer deposits. Although WMP has the ability to lend funds to unrelated third parties, it has chosen not to actively pursue this line of business.

     The Company accounts for this investment using the equity method of accounting. The carrying value of this investment was $1,770,983 and $4,663,741 at December 31, 1994 and 1995, respectively. Summarized statements of financial condition and statements of operations information for WMP for the years ended December 31, 1994 and 1995 were as follows:

                                                      1994             1995
                                                  ------------      ----------

    Summarized Statements of Financial Condition
      Total assets                                $ 11,470,504     $ 14,971,955
                                                  ------------      -----------
      Total liabilities                              1,565,835        2,868,778
                                                  ------------     ------------
      Stockholders' equity                        $  9,904,669     $ 12,103,177
                                                  ============     ============

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995


 5.  INVESTMENTS IN AFFILIATED COMPANIES (CONTINUED)

         Investment in WMP Borsenmakler Aktiengesellschaft (continued)

                                                    1994            1995
                                              --------------    ------------
     Summarized Income Statement
       Revenues                                $   4,257,821      4,832,466
       Expenses                                    2,853,124      3,463,296
                                               --------------   ------------
       Net income                              $   1,404,697    $ 1,369,170
                                               ==============   ============

         Investments in Other Unconsolidated Affiliates

     The Company also has other investments in unconsolidated affiliates accounted for using the equity method of accounting. These investments are primarily in the start-up phase and were not actively operating at December 31, 1994 and 1995. Unconsolidated affiliate investments included here are as follows: Eastbrokers - Sofia, Eastbrokers - Ljubljana, Eastbrokers - Zagreb, Eastbrokers - Kazakhstan, Eastbrokers - Moskow, Slovakia Industries, and TRUD Investments. The combined carrying amount of these investments was $239,575 and $883,081 at December 31, 1994 and 1995, respectively.

6.   INCOME TAXES

     Income taxes at statutory rates included in the consolidated statements of operations represent the following:

                                   Current        Deferred        Total
                                  ------------   ------------   ------------

     Year ended December 31, 1994 $   93,191     $   20,455     $   113,646
                                  ============   ===========    ============

     Year ended December 31, 1995 $   213,262    $   40,459     $   253,721
                                  ============   ===========    ============

     The temporary differences giving rise to the deferred tax asset at December 31, 1994 and 1995 are primarily from the valuation of the securities portfolios and net operating loss carryforwards for tax purposes. The net operating loss carryforwards are approximately 5,400,000 Austrian Schillings and 4,200,000 Austrian Schillings, respectively. These net operating losses are available for carryforward indefinitely. These carryforwards are available to reduce future income taxes in Austria of approximately 1,800,000 Austrian Schillings and 1,400,000 Austrian Schillings, respectively at the current statutory rates. This is equivalent to approximately $170,000 and $142,000.

     The significant components of the net deferred tax assets as of December 31 were as follows:


                                                        1994            1995
                                                    -----------     ------------

     Deferred tax asset
       Net operating loss carryforwards            $   236,708      $   142,000

     Deferred tax liability
       Valuation adjustment to market value for
         the securities portfolios                     (68,176)             --
                                                   ------------     ------------
       Net deferred tax asset                      $   168,532      $   142,000
                                                   ============     ============

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995



 6.  INCOME TAXES (CONTINUED)

     There are no valuation allowances recorded against deferred tax assets at December 31, 1994 and 1995 since management believes there will be sufficient taxable income in future years to fully utilize this tax benefit.

 7.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal  course of  business,  the  Company's  customer,  trading and correspondent clearance activities involve the execution, settlement and financing of various securities and financial instrument transactions. The execution of these transactions includes the purchase and sale of securities. These activities may expose the Company to off-balance sheet risk in the event the customer or counterparty to the transaction is unable to fulfill its contractual obligations and the collateral is not sufficient to fully cover losses. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices which may not fully cover the obligations of its customers or counterparties. The Company limits this risk by requiring customers and counterparties to maintain a satisfactory level of collateral as determined by the Company.

 8.  CONCENTRATIONS OF CREDIT RISK

     As a securities broker and dealer in Eastern Europe, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, institutional and individual investors substantially all of whom are located in Western Europe. Generally, substantially all of the Company's transactions are collateralized. The Company's exposure to credit risk associated with the non-performance of these customers in fulfilling their contractual obligations pursuant to these securities transactions, can be directly impacted by volatile securities markets, credit markets and regulatory changes. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient.

     At various times throughout the year, the Company maintained balances in various financial institutions in excess of insured limits. The insured limit per account is 200,000 Austrian Schillings.

 9.  SHORT-TERM BORROWINGS

         Lines of Credit

     Short-term borrowings are from financial institutions and are demand obligations at interest rates between 7.50 percent and 13.50 percent. As of December 31, 1994 and 1995, the amounts borrowed under these arrangements totaled $640,527 and $1,624,961, respectively.

         Affiliated Companies

     At various times throughout the year, the Company received operating advances from its affiliates. These advances are due on demand, typically short-term in nature and not subject to interest charges.

10.  LONG-TERM BORROWINGS

     During 1995, the Company issued bonds with a face value of 25,000,000 Austrian Schillings in a public offering. These bonds are unsecured and bear interest at ten percent payable on an annual basis. These bonds and the corresponding unpaid accrued interest are due and payable in full on July 31, 1997.

11.  OFFICE LEASES

     The Company and its subsidiaries lease their office space at the various locations under operating leases. The various operating leases contain cancellation clauses whereby the Company may cancel the lease with

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995



11.  OFFICE LEASES (CONTINUED)

     ninety days written notice. For the years ended December 31, 1994 and 1995, rent expense under these leases was approximately $73,000 and $173,000, respectively.

12.  CAPITAL STOCK

     The Company was authorized to issue shares with a total combined par value of 36,000,000 and 54,000,000 Austrian Schillings at December 31, 1994 and 1995, respectively. In the event additional shares will be offered to the public, the Board of Directors will determine which type and the corresponding par value of the shares to be issued. Total par value of the shares issued and outstanding was 36,000,000 and 54,000,000 Austrian Schillings at December 31, 1994 and 1995, respectively. The authorized, issued, and outstanding shares of capital stock at December 31, 1994 and 1995 were as follows:

         REGISTERED SHARES

     Two classes of registered shares have been issued as of December 31, 1994 and 1995. The primary difference between these two classes is in the par value. One class has a par value of 500,000 Austrian Schillings and the other has a par value of 1,000 Austrian Schillings. Total par value of the authorized, issued, and outstanding registered shares was 1,001,000 Austrian Schillings at December 31, 1994 and 1995.

     There are two authorized, issued, and outstanding shares with a par value of 500,000 Austrian Schillings. Total par value of this class of issued registered shares was 1,000,000 Austrian Schillings at December 31, 1994 and 1995. Each of these registered shares grants the right to name one person to the board of directors.

     There is one authorized, issued, and outstanding share with a par value of 1,000 Austrian Schillings. Total par value of this class of issued registered shares was 1,000 Austrian Schillings at December 31, 1994 and 1995. Each of these registered shares grants the right to name one person to the board of directors.

         BEARER SHARES

     Two classes of bearer shares have been issued as of December 31, 1994 and 1995. The primary difference between these two classes is in the par value. One class has a par value of 1,000 Austrian Schillings and the other has a par value of 100 Austrian Schillings. Total par value of the authorized, issued, and outstanding bearer shares was 34,999,000 and 52,999,000 Austrian Schillings at December 31, 1994 and 1995, respectively.

     There are 120 authorized, issued, and outstanding shares with a par value of 1,000 Austrian Schillings. Total par value of this class of issued bearer shares was 120,000 Austrian Schillings at December 31, 1994 and 1995.

     There are 348,790 and 528,790 authorized, issued, and outstanding shares with a par value of 100 Austrian Schillings at December 31, 1994 and 1995, respectively. Total par value of this class of issued bearer shares was 34,879,000 Austrian Schillings and 52,879,000 Austrian Schillings at December 31, 1994 and 1995, respectively.

13.  NET CAPITAL REQUIREMENTS

     The Company along with certain Austrian and foreign subsidiaries of the Company are subject to minimum net capital requirements of their respective regulatory agencies. As of December 31, 1994 and 1995, the Company and its subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

                   EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT
                       (A COMPANY INCORPORATED IN AUSTRIA)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995



14.  EARNINGS (LOSS) PER SHARE

     Earnings (loss) per share is computed by dividing net income (loss) applicable to capital stock by the proportionate share of the cumulative par value of each class of stock outstanding for each period presented.

15.  SUBSEQUENT EVENTS

     In June 1996, the Company purchased a Warsaw, Poland based securities company WDM Securities. This purchase allows the Company to be a full member and shareholder of the Warsaw Stock Exchange. The total investment is approximately $1.2 million and provides for an 89% ownership interest in this new subsidiary. The Company expects to assume control of this new subsidiary's operations in September 1996.

     In April 1996, the Company entered into a preliminary agreement with a U.S. Company, Czech Industries, Inc. to provide financing to the Company. Under the terms of this agreement, Czech Industries, Inc. will provide up to $5.5 million at terms yet to be negotiated. This agreement contains various covenants and conditions which will be fulfilled prior to the receipt of financing by Czech Industries, Inc.

EXHIBIT 23



                                     CONSENT



     We consent to the reference to our firm in this Amendment No. 1 to this Current Report on Form 8-K/A of Eastbrokers International Incorporated, formerly known as Czech Industries, Inc. (the "Company"), and to the filing of our opinion, dated July 19, 1996, concerning the fairness of the acquisition of Eastbrokers Beteiligungs AG to the shareholders of the Company as an exhibit to such report.




                                         /s/ Heritage Capital Corp.




August 4, 1997
New York, New York

EXHIBIT 99.1

HERITAGE                                            Heritage Capital Corp.
CAPITAL                                             950 Third Avenue, 25th Floor
                                                    New York, NY  10022
                                                    212 319 1600
                                                    Fax  212 319 0527


July 19, 1996


Board of Directors
Czech Industries, Inc.
15245 Shady Grove Road
Rockville, MD 20850


Dear Directors:

The Board of Directors of Czech Industries, Inc. ("Czech") has requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the common shareholders of Czech of a transaction (the "Merger") whereby Czech will acquire the number of issued and outstanding shares of common stock which in the aggregate represent eighty percent (80%) of the issued and outstanding capital of Eastbrokers Beteiligungs AG ("Eastbrokers") for 5,400,000 shares of common stock of Czech and up to 600,000 additional shares of common stock of Czech contingent on the Net Profits of Eastbrokers in the two fiscal years ending December 31, 1998, (the "Purchase Price").

In arriving at our Opinion, we reviewed the financial terms of the Stock Purchase Agreement between Czech Industries, Inc. and Eastbrokers Beteiligungs AG dated June 14, 1996 (the "Agreement") and discussed with certain senior officers, representatives and advisors of Czech and Eastbrokers the business, operations and prospects of Czech and Eastbrokers. We examined certain publicly available business and financial information relating to Eastbrokers as well as certain financial forecasts and other data for Czech and Eastbrokers that were provided to us by Czech and Eastbrokers. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of the common stock of Czech; the book value and earnings per share of common stock of Czech and Eastbrokers and the capitalization and financial condition of Czech and Eastbrokers. We considered, to the extent publicly available, (i) the financial terms of certain other transactions recently completed and (ii) financial and business information regarding certain publicly traded companies. In addition to the foregoing, we conducted such other analyses


                       - Investment Bankers Since 1977 -

July 19, 1996
Page 2


and examinations and considered such other financial, economic and market criteria as we deemed necessary in arriving at our Opinion.

In rendering our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other publicly available information furnished to or otherwise reviewed by or discussed with us. We have not undertaken an independent appraisal or evaluation of the assets or liabilities of Czech or Eastbrokers. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Czech that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Czech as to the future financial performance of Czech and Eastbrokers and the strategic implications and operations anticipated from the Merger. We have not been asked to consider, and our Opinion does not address, the relative merits of the Merger described in the Agreement as compared to any alternative business strategies that might exist for Czech. We are not expressing any opinion as to what the value of Czech's shares actually will be or will trade subsequent to the Merger. Our Opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof and it should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

The Opinion expressed herein is provided solely for the use of the Board of Directors of Czech in evaluating the Merger. Our Opinion may not be published or otherwise used or referred to without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers and other factors we deemed relevant, we are of the Opinion that, as of the date hereof, the Merger is fair, from a financial point of view, to the common shareholders of Czech.

Very truly yours,

/s/ Heritage Capital Corp.

Heritage Capital Corp.


                           - Heritage Capital Corp. -

EXHIBIT 99.2


                               ATTESTATION NOTICE


                                 concerning the
                          ANNUAL STATEMENT OF ACCOUNTS

             of the EASTBROKERS Beteiligungs Aktiengesellschaft Wien
                 ("EASTBROKERS Shareholding Corporation Vienna")

                             as of December 31, 1995


According to our audit executed as ordered, bookkeeping and the annual statement of accounts are in accordance with the law. Under observance of the principles of sound accounting practice, the annual statement of accounts reflects the truest possible representation of the Company's assets, finances and earnings. The situation report is in accordance with the annual statement of accounts.

Vienna, dated April 30th, 1996.

                                DELOITTE & TOUCHE
                              DANUBIA TREUHAND GMBH
                        ("DANUBIA TRUSTEESHIP CO. LTD.")


Signed:            /s/ Dr. Kollmann                       /s/ Dr. Heller
               (Mag. Dr. Anton Kollmann)               (Dr. Michael Heller)
                    Tax Consultant                    Certified Auditor and
                                                          Tax Consultant

EXHIBIT 99.2


                               ATTESTATION NOTICE


                                 concerning the
                          ANNUAL STATEMENT OF ACCOUNTS

             of the EASTBROKERS Beteiligungs Aktiengesellschaft Wien
                 ("EASTBROKERS Shareholding Corporation Vienna")

                             as of December 31, 1994


According to our audit executed as ordered, bookkeeping and the annual statement of accounts are in accordance with the law. Under observance of the principles of sound accounting practice, the annual statement of accounts reflects the truest possible representation of the Company's assets, finances and earnings. The situation report is in accordance with the annual statement of accounts.

Vienna, dated November 30th, 1995.

                                                            ARTHUR ANDERSON & CO
                                                                   TREUHAND GMBH
                                ("ARTHUR ANDERSON & CO TRUSTEESHIP COMPANY LTD")


Signed:       /s/ Mag. Michael Schober     /s/ Mag. Dr. Alexius Goschl
                Mag. Michael Schober         Mag. Dr. Alexius Goschl
                               Certified Auditors

EXHIBIT 99.2


AUDITOR'S CERTIFICATE FOR THE SHAREHOLDERS OF EASTBROKERS

We have carried out the audit of the statements of account for the year 1995 in accordance with the Law of the Czech National Council No. 524/1992, Collective Law relating to Auditors and the Chamber of Auditors of the Czech Republic, as well as in accordance with the Auditors Guidelines issued by the Chamber of Auditors. The audit includes the examination of information which supports the figures given in the statements of accounts, as well as the accountancy procedures and the estimates used by the company in the preparation thereof.

The accounts unit is the organ of the company which in accordance with the Articles of Association, is responsible for the conduct of accounting, for its completeness, its support by proof, and its correctness. It is our duty to request all information which is essential for the examination of the statements of account, to the best of our knowledge and belief. The examination was carried out as a selection procedure, respecting the degree of importance of the facts as demonstrated.

On the basis of the audit of the accounts, we are of the view, by respecting the principle of the degree of significance of the items selected, that "the statements of account represent a faithful impression of the assets as at 31.12.1995, and of the economic developments in 1995".

There was no clearly defined internal control system in place within the company in the course of 1995. Minor inadequacies were detected in respect of the completeness, support by proof, correctness and timeliness of the accounts. In the light of these inadequacies, we recommend that the statements of accounts for the year 1995 be expressed, within certain reservations.

At the time of the completion of the audit report we didn't have the annual stockholders report of the company and thus we cannot render an opinion. We assume that this comment on the annual report will be done in a separate report and attached to this report.

Prague, June 28th 1996
                            /s/ Ing. Frantisek Safar
                              Ing. Frantisek Safar
                              Registration No. 563

EXHIBIT 99.2



CHARTERED ACCOUNTANT DECLARATION (OPINION -OR FINDINGS) FOR THE STOCKHOLDERS OF THE EASTBROKERS A.S.

We completed the chartered accounts audit for 1994 as required by the Czech National law No 524/1992 SIC and in the requirement of the Society of Czech Auditors and theirs guiding principles of the Commercial chartered accounts examination of the Czech Republic. This audit embraced the examination of year -end results, the accounting procedures as well as the companies produced evaluation information evidence.

For the bookkeeping (accounting) , its validity (quality), evidence and correctness is the responsibility of the statutory organ of the accounting unit. Our duty is, collection of all information which in our opinion is needed for the proper audit, This examination embraced random sampling taking in account (considering) the importance of each item.

The company didn't have through the year 1994 any clear cut internal controls. Insignificant (trivial, petty) deficiency (shortcomings) in the whole (total) in conformity with, correctness and timeliness of the accounting were found.

Despite this shortcoming we have determined through our audit and with consideration of principles of the significance (consequence) that "THE YEAR END ACCOUNTING REPRESENTS A TRUTHFUL AND ACCURATE PICTURE OF THE COMPANY ASSETS AS OF DECEMBER 31ST, 1994 AND ITS COMPANY'S PERFORMANCE IN THE YEAR 1994".

At the time of the completion of the audit report we didn't have the annual stockholders report of the company and thus we cannot render an opinion. We assume that this comment on the annual report will be done in a separate report attached to this report.

Prague, August 8th 1995

                                        /s/ Ing. Vera Slavikova
                                          Ing. Vera Slavikova
                                         Registration No. 1230

EXHIBIT 99.2



                 INDEPENDENT  AUDITOR'S  REPORT  For the  owners of  Eastbrokers
                      Budapest Securities Ltd.

I have  completed  the audit of the Annual Report 1995 of  Eastbrokers  Budapest
Ltd.

Basically the audit focused on the relationships of profit/loss statement and auxiliary supplements, and on the realistic nature or reported data.

The audit has been carried out on the basis of random sampling based on the accounting law, stock market regulations and governmental decrees on the procedure of audits.

The guidelines of the accounting policy have been properly applied in developing the report.

I did not detect any infringement of law or irregularities during the audit. However, the attention is drawn to the fact that the receivables from the Batthyany group (minority owner) amount to 18,550 THUF. Based on the above facts, please find enclosed the following clause, which can be authorised without limitation:

THE ANNUAL REPORT AND THE SUPPORTING SYNTHETIC STATEMENTS CORRESPOND TO THE CONDITIONS DETERMINED IN THE ACCOUNTING LAW AND IN THE STOCK MARKET REGULATIONS, AND TO THE REALITY ACCORDING TO THEIR PROVISIONS.

THE ANNUAL REPORT PROVIDES A RELIABLE AND REALISTIC PICTURE ON THE EQUITY, FINANCIAL AND INCOME CONDITIONS OF THE COMPANY.

BUDAPEST, JANUARY 29TH 1996


                                        /s/ Margit Lakacs
                                          Margit Lakacs
                                        Registered Auditor
                                           KI-059/93/IV




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EXHIBIT 99.2



                          INDEPENDENT AUDITORS' REPORT



To the Quotaholders of Eastbrokers Budapest Ertekpapir Kereskedelmi Kft.:

We have audited the accompanying balance sheet of Eastbrokers Budapest Ertekpapir Kereskedelmi Kft. ("the Company") as of December 31st 1994, and the related statement of operations and supplement (collectively "the financial statements") for the year then ended included in the Company's 1994 Annual Report. The Annual Report is the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit and assess whether the related accounting information contained in the business report included in the Annual Report is consistent with that contained in the financial statements. The accompanying financial statements of the Company as of December 31st 1993 were approved by another auditor, and those statements were furnished with an unqualified opinion on May 31st 1994.

We conducted our audit in accordance with the applicable laws and regulations in force in Hungary and with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our work with respect to the business report included in the Annual Report was limited to the aforementioned scope, and did not include a review of any information other than that drawn from the audited accounting records of the Company. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Annual Report has been compiled in accordance with Law XVII of 1991 on Accounting, as amended, Government Decree 183/1991. (XII.30), and with generally accepted accounting principles in Hungary. The Annual Report provides a true and fair view of the financial position of the Company as of December 31st 1994 and the results of its operations for the year then ended.



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Without qualifying our opinion,  we draw attention to Note 6 of the accompanying supplement. The Company has a receivable from the Minority Owner of 12,550 thousands of HUF as of December 31st 1994 included in other receivables in the accompanying balance sheet. This receivable arose due to settlements upon the purchase of the Company's quotas on August 3rd 1994. The change in ownership is described in Note 1 of the supplement. The Minority Owner declared to management of the Company to pay this amount before December 31st 1995.

Arthur Andersen & Co. Kft.

/s/ Szilagyi Judit
Szilagyi Judit
Budapest, Hungary
May 26th 1995





















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EXHIBIT 99.2





                                Auditor's Report

               on the inspection of the annual financial statement




                            EASTBROKERS SLOVAKIA a.s.

                                Liptovsky Mikulas











Period of inspection: January to December 1995
Date of report:       June 7, 1996

The report is made for the shareholders in the company
Number of copies: 3



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Organization under inspection:                        Eastbrokers Slovakia
                               Akciova spolocnost
                            (Public Limited Company)
                            Namestie Osloboditelov 24
                            031 01 Liptovsky Mikulas

Firm ensuring the inspection :                        BDRspol. Sro
                                                      Hodzova 3
                              97401 Banska Bystrica
                             Slovak Auditors Chamber
                                  Licence No. 6
Auditors performing the inspection:
Responsible auditor                                   Ing. Peter Bieleny
                                                      Licence No. 75
                                                      Ing. Sylvia Zvonarova
                                                      Licence No. 487
                                                      Ing. Tatiana Mihalova
                                                      Licence No. 588


Program of inspection:

     I.   Introduction:

     II.  Inspection of bookkeeping documents, materials for inspection

     1.   Evaluation of the system and level of conducting the bookkeeping

     2. Verification of the guideline for the procedures of bookkeeping and inventorying

     3.   Methods used in evaluating assets and supplies

     III. Inspection of the accomplished preparatory work for the financial statement

     1.   Completion of the accounting of the account items of the current year

     2. Accounting of the currency differences in the financial accounts of receivables, credits and financial subsidies.

     3.   Accounting in the suspense accounts of assets and liabilities

     4.   Accounting of adjusting entries

     5.   Accounting of reserves

     6.   Inventorying and accounting of differences

     7.   Inspection of the calculation of the accounting economic result

     8.   Accounting of income tax

     IV:  Inspection of the objective contents of the financial statement

     1.   Inspection of the balance continuity

     2.   Compilation of the financial statement

     V.   Overall opinion of the auditors

     VI.  Final award

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     I.   Introduction:

     The company Eastbrokers Slovakia a.s. was founded on November 11, 1993 and is registered in the Companies Register of the District Court in Banska Bystrica in Section Sa entry 581/S. The company's statuary body is its Board of Directors. The chairman of the Board of Directors is Ing., Dusan Lukasik.

     In public the company is represented by its Board of Directors. Each director has the right to negotiate on behalf of the company. The directors obligate the company in all matters by attaching the signatures of two directors to the printed or written name of the company. In matters of the company's current management the managing director obligates the company by his signature by attaching it to the printed or written name of the company.

     The audit was carried out in accordance with Act No. 73/1992 Corpus Juris on the auditors. In virtue of the terms agreed the inspection was carried out on a selective principle.

     The auditing activity was directed at proving the due and law abiding mode of the bookkeeping.

     The inspection of the annual financial statement for 1995 was carried out in virtue of the order made by the chairman of the Board of Directors in the days of Nov. 18, 1995, May 6, May 28, and June 7th, 1996.

     II.  Inspection of bookkeeping documents, materials for inspection

     The type and scope of the activities was selected in dependence on the significance of the inspected areas and organisation of bookkeeping as well as the effectiveness of the internal control system . The inspection activities were concentrated on the compliance with the valid regulations, mainly Act. No 563/1991 Corpus Juris on bookkeeping, Accounting System, Accounting Procedures for Entrepreneurs, Measures issued by the Ministry of Finance of the Slovak Republic (MF SR No. 65/395/1994 dated Aug. 18, 1994, Measures issued by the MF SR No 65/287/1993 dated Nov. V/1-31 388/1992 in the wording of the changes and amendments of the MF SR No 52/502/1994 and other related financial statutory and bookkeeping regulations.

     The underlying materials for carrying out the audit were the following documents submitted:
     -Profit and loss account in full
     -Balance sheet in full
     -Extract from the Companies Register of the District Court Banska Bystrica
      in Section Sa, entry 581/S
     -Nominal ledger


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     -Primary accounting documents:              invoices received
                                                 invoices sent
                                                 petty cash slips
                                                 internal documents
     -inventory sheets

     All the underlying materials and supplementing information were provided by Mrs Molnarova, contractually appointed to process the company's bookkeeping.

     1.   Evaluation of the system and level of conducting the bookkeeping

     The system of  bookkeeping  is  realised  by way of the  double  accounting schedule in the developed form with single - entry and double entry analytical bookkeeping. The bookkeeping was elaborated on a contractual basis by Magda Molnarova using the program solution of the Q-SOFT Association Bratislava. There is no company-internal bookkeeping. The circulation of the accounting documents and the compliance with the accounting principles is in accordance with Act No. 563/1991 Corpus Juris. The linking of the bookkeeping to the determination of the tax base is ensured through syntetical and analytical accounts and inspection of accounting documents.

     2. Verification of the guideline for the procedures of bookkeeping and inventorying

     The company follows its company-internal guideline for the accounting procedures, which defines the procedure of inventorying the assets, receivables and obligations under Art. 29 and 30 of Act No. 563/1991 Corpus Juris on bookkeeping.

     3.   Methods used in evaluating assets and supplies

     In evaluating the assets and the individual kinds of supplies, the company follows Art. 24-26 of Act No. 563/1991 Corpus Juris on bookkeeping, Accounting System, Accounting Procedures for Entrepreneurs. The purchased tangible and intangible investment property and the supplies are evaluated in acquisition prices, securities in the acquisition price with the application of the weighted arithmetical average in case of their diminuition.

     III. Inspection of the accomplished preparatory work for the financial statement

     1.   Completion of the accounting of the account items of the current year

     In its work on the annual financial statement the company followed the Methodological Guideline of the MF SR No. 65/287/1993. In the financial statement it included all the accounted items related to the inspected period.

     2. Accounting of the currency differences in the financial accounts of receivables , credits and financial subsidies.


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     As of Dec. 31, 1995 the company exhibited no receivables and obligations in foreign currency. The company calculated the balance in foreign-exchange cash under the current rate of exchange and included the exchange-rate differences in its profits and losses.


     3.   Accounting in the suspense accounts of assets and liabilities

     As of Dec. 31, 1995, in accordance with the Accounting Procedures for Entrepreneurs, the company accounted the time differentiation of the costs and expenses of the following periods and the expected active and passive items related to the period under inspection.
     The company accounted in its costs the complex costs of the future periods related to the 2nd wave of the voucher privatization.
     The company accounted in its profits the profits of the future periods to the 2nd wave of the voucher privatization.

     4.   Accounting of adjusting entries

     In virtue of the inventorying carried out as of Dec. 31, 1995, the company refrained from enforcing the principle of caution by creating adjusting entries.

     5.   Accounting of reserves

     As of Dec. 31, 1995, the company created no statutory or other reserves.

     6.   Inventorying and accounting of differences

     In accordance with Art. 29 and 30 of Act No. 563/1991 Corpus Juris on bookkeeping the company carried out the inventorying of its assets and obligations with no differences found.

     As of Dec. 31, 1995 the company exhibits overdue receivables of Sk 253, 439 thousand and overdue obligations of Sk 303,865 thousand.

     7.   Inspection of the calculation of the accounting economic result

     In ascertaining the economic result in its bookkeeping the company followed Art IX of the Introductory Provisions of the Accounting Procedures for
Entrepreneurs,  and  exhibited  the  pre-taxation  economic  result  of  Sk  264 thousand.

     8.   Accounting of income tax

     As of Dec. 31, 1995, the company accounted the income tax on extraordinary activities in the amount of Sk 356,800.


     IV.  Inspection of the objective contents of the financial statement


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     1.   Inspection of the balance continuity

     The inspection of the initial balances of the nominal ledger as of Jan. 1, 1996 and the final balances of the nominal ledger as of Dec. 31, 1994 shows no discrepancies . The balance continuity as of Jan. 1, 1995 was preserved.

     The company's capital stock registered in the Companies Register as of the date of inspection represented Sk 1,500 thousand. The above amount corresponds to the present situation in the bookkeeping as shown in the analytical account of the capital stock registered in the Companies Register. In the analytical account of the capital stock not registered in the Companies Register the company exhibits the amount of Sk 3,500 thousand accounted in 1994 in virtue of the decision by the General Meeting. The company had not requested the registration of the above increase in the capital stock in the Companies Register until the course of the accounting period of 1995.

     2.   Compilation of the financial statement

     In accordance with Art. 18 sect. 1 of Act No. 563/1991 Corpus Juris on bookkeeping and the measures issued by the MF SR No. 65/277/1993 prescribing the contents of the schedule forming part of the financial statement, the company compiled the financial statement in the following scope:
     a.   Balance sheet in full
     b.   Profit-and-loss account in full
     c.   Schedule in full


     V.   Overall opinion of the auditors

     As a whole, the financial statement is linked to the nominal ledger and the Balance sheet. The company performs evaluation in accordance with the act on bookkeeping.

     The compiled financial statement respects the standards and provisions of the related statutes.

     VI.  Final award

     In the virtue of the submitted documents of the annual financial statement, the effected inspection of the accounted quantities, information gained and our findings, we state that the submitted annual financial statement reflects the assets and financial situation of the company EASTBROKERS SLOVAKIA a.s. having its registered office in Liptovsky Mikulas, is linked to the accounting books, and the duly run bookkeeping corresponds to the statutory standards without reservations.


                              /s/ BDR spol. s.r.o.






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